EXHIBIT 10.3

FIRST MODIFICATION TO PROMISSORY NOTE

THIS MODIFICATION TO PROMISSORY NOTE (this “Modification”) is entered into as of  July 15, 2011, by and between ENGLOBAL CORPORATION (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Line of Credit in the maximum principal amount of $35,000,000.00, executed by Borrower and payable to the order of Bank, dated as of June 24, 2011 (the "Note"), which Note is subject to the terms and conditions of a loan agreement between Borrower and Bank dated as of December 29, 2009, as amended from time to time (the "Loan Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1           Paragraph (b) under BORROWING AND REPAYMENT is hereby deleted in its entirety, and the following substituted therefor

“(b)           Advances.  Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) Edward L. Pagano or John R. Beall, acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account.  The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower."

2.           The effective date of the changes set forth herein shall be July 15, 2011.

3.           Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification.  All terms defined in the Note [or the Loan Agreement] shall have the same meaning when used in this Modification.  This Modification and the Note shall be read together, as one document.

4.           Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

NOTICE:  THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

WELLS FARGO BANK,
ENGLOBAL CORPORATION	NATIONAL ASSOCIATION

By: _____________________	By: ________________________
David Jones, Vice President
Title: ____________________